Exhibit 10.1
[RMH Attorney & Counselor of Law Logo]
February 2, 2007
VIA HAND DELIVERY
William R. Miertschin
MBI Financial, Inc.
1845 Woodall Rogers, Suite 1020
Dallas, TX 75201
Bear Bill,
     Please accept this letter as my resignation as a member of the Board of Directors of MBI Financial, Inc. effective Friday, February 02, 2007.
     As a sole practitioner, my law practice is requiring more of my time and energy, and I no longer have the time available to devote to a growing company like MBI Financial, Inc.
     Please be advised that I have no material disagreement with the management of MBI Financial, Inc., nor am I aware of any material events that need to be disclosed by management at this time.

Sincerely,
/s/ Richard M. Hewitt
Richard M. Hewitt

RMW/bw
C: MBI Financial, Inc.
Richard M. Hewitt, p.c.
300 TROPHY CLUB DRIVE  SUITE 700   TROPHY CLUB, TEXAS 76262
817.490.9100 PHONE  817.430.2224 METRO PHONE  817.490.9400 FAX  RMHEWITT@RMHPC.COM